Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Royal Dutch Shell plc of our report dated March 12, 2014, relating to the financial statements and the effectiveness of internal control over financial reporting of Royal Dutch Shell plc, which appears in Royal Dutch Shell plc’s Annual Report on Form 20-F (File No. 001-32575) for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
December 15, 2014